UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934 Date of Report: November 1, 2016 (Date of earliest event reported)
CRYSTAL ROCK HOLDINGS, INC. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a).  Entry into a Material Definitive Agreement.

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016 the Company finalized new employment agreements with its three executive officers, Peter K. Baker, John B. Baker, and David Jurasek.  The following summary of these agreements is qualified in its entirety by reference to the actual agreements, copies of which are filed herewith as exhibits.
Peter Baker has been our President and a director since October 2000 and our Chief Executive Officer since November 2005.  John Baker has been our Executive Vice President since October 2000 and a director since 2004.  Mr. Jurasek has been with Crystal Rock since 1995, served for many years as our Director of Finance and has been the Company’s Chief Financial Officer since 2015.
The new agreements are effective from November 1, 2016 through December 31, 2019.  The term of employment is extended for periods of one year commencing January 1, 2020 and on each subsequent January 1 thereafter if the executive, between June 30 and September 15 of the then current term, gives notice of his desire to extend and the Company agrees to extend by September 30.
The agreements provide for annual salaries of $445,000 for Peter Baker, $320,000 for John Baker, and $200,000 for Mr. Jurasek.  In addition, effective January 1, 2018, John Baker will reduce his time commitment to the company to 60% and receive compensation at the rate of $192,000 effective that date.  The three executive officers will be eligible for bonuses at the discretion of the Compensation Committee.  Effective November 1, 2018, John Baker’s duties and responsibilities may be modified as determined by the Board of Directors in consultation with the Chief Executive Officer.  The executives are bound to comply with the Company’s Code of Ethics and Supplemental Conflict of Interest Policy for Directors and Officers, which limits outside activities of persons subject to the Policy.
The agreements further provide for (1) the payment of one year’s base salary in case of termination without cause and, in Mr. Jurasek’s contract only, termination of employment following a change of control, as defined, of the Company and (2) for Peter Baker and John Baker, the use of a Company‑provided automobile.  The Company does not provide disability insurance.  The Company provides an aggregate allowance of up to $25,000 per year to reimburse Mr. Jurasek for (1) the actual cost of premiums incurred by him for disability insurance he obtains, if any, (2) the actual cost of premiums incurred by him for any other insurance which would not be available to him under the Company’s customary benefit plans, and (3) the actual cost of leasing and operating an automobile for use by him during his employment with the Company.
The agreements for all three executives contain customary non-disclosure, non-solicitation and non-competition provisions, except that, as required by law, nothing in the agreements prevents the executives from making so-called “whistleblower” reports to appropriate government authorities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*	Employment Agreement with Peter Baker dated November 1, 2016
10.2*	Employment Agreement with John Baker dated November 1, 2016
10.3*	Employment Agreement with David Jurasek dated November 1, 2016

*Management Contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016	CRYSTAL ROCK HOLDINGS, INC. By: /s/ David Jurasek David Jurasek CFO/Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1*	Employment Agreement with Peter Baker dated November 1, 2016
10.2*	Employment Agreement with John Baker dated November 1, 2016
10.3*	Employment Agreement with David Jurasek dated November 1, 2016

*Management Contract